UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549


                                  FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)      February 4, 1999
                                                      ----------------


                           DATASTREAM SYSTEMS, INC.
                           ------------------------

            (Exact name of Registrant as specified in Its Charter)


 DELAWARE                     0-25590                           57-0813674
 --------                     -------                           ----------
(State of                       (Commission                     (IRS Employer
Incorporation)                   File Number)                Identification No.)


50 DATASTREAM PLAZA, GREENVILLE, SC                          29605
-----------------------------------                          -----
(Address of principle executive offices)                    (Zip Code)


(Telephone number of registrant)        (864) 422-5001
                                        --------------


                               NOT APPLICABLE
                               --------------
 (Former Name, Former Address and Former Fiscal Year, if changed since last report)

ITEM 5.  OTHER EVENTS

      On February 4, 1999, Datastream Systems, Inc., a Delaware corporation (the "Registrant"), announced results for the fourth quarter and year ended December 31, 1998, as set forth in a press release of the Company dated February 4, 1999 attached hereto as Exhibit 99.1 and incorporated herein by reference. In the press release, the Company announced its voluntary restatement of results of operations for the first, second and third quarters of fiscal year 1998 to reduce the charge for in-process research and development and to increase the related goodwill amortization expense in connection with the acquisitions of Insta Instandhaltung Technischer Anlagen GmbH on March 31, 1998 and Strategic Information Systems PTE. Ltd. on June 16, 1998. Although the Registrant believes that its original accounting treatment was in accordance with generally accepted accounting principles, it has made the adjustments to be consistent with the new methodology set forth by the Staff of the Securities and Exchange Commission in its letter dated September 15, 1998 to the American Institute of Certified Public Accountants.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)Financial Statements.

            Not applicable.

         (b)Pro Forma Financial Information.

            Not applicable.

         (c)Exhibits.

            The following exhibits are filed herewith in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No. Description of Exhibit

99.1           Text of press release of the Registrant, dated February 4,1999.

                                 SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              DATASTREAM SYSTEMS, INC.


Date:  February 16, 1998                        By:  /s/ Daniel H. Christie
                                                     ----------------------
                                                       Daniel H. Christie
                                                       Chief Financial Officer

                                EXHIBIT INDEX


Exhibit No. Description of Exhibit

99.1           Text of press release of the Registrant, dated February 4, 1999.

[GRAPHIC OMITTED]

                                                      February 4, 1999
CONTACT:
Dan Christie
Chief Financial Officer
1-864-422-5281


                   DATASTREAM SYSTEMS ANNOUNCES RECORD
                      REVENUE AND EARNINGS FOR 1998

License revenue grows 29% sequentially; increased investments in Internet applications

GREENVILLE,  SC  (February 4, 1999) - Datastream  Systems,  Inc.  (Nasdaq:
DSTM) today announced record revenue and earnings for both fourth quarter and year-end 1998.

Total revenue for the quarter ended December 31, 1998 was $29.8 million, a 43% increase from $20.9 million in the fourth quarter of 1997. Software sales rose 22% annually to $12.1 million, consulting services rose 68% to $12.7 million, and technical support rose 51% to $5.0 million from the same quarter a year ago.

Net income in the fourth quarter was $4.4 million before one-time charges related to restructuring. Excluding the charges, fourth quarter income increased 13% from $3.9 million in the same quarter of 1997.

Diluted earnings per share for the quarter, before restructuring related charges, were $0.22 based on 20.0 million weighted average shares, a 16% gain from $0.19 per share based on 20.0 million weighted average shares in the fourth quarter of 1997.

For the year, Datastream's revenues increased 41% to $98.6 million from $69.8 million in 1997. Software sales rose 23% to $38.2 million, consulting services rose 61% to $42.6 million, and technical support rose 46% to $17.7 million.

Prior to accounting for restructuring charges and charges related to acquisitions made during the year, net income rose 34% to $15.3 million from $11.4 million in the previous year. Diluted earnings per share for the year increased 29% to $0.76 based on 20.3 million weighted average shares, compared with $0.59 last year based on 19.2 million weighted average shares.

"1998  was an  important  year for  Datastream,"  said  Larry  Blackwell,
Datastream's President and CEO. "During this year, the Company successfully achieved its strategy to expand international presence, enhance ERP integration capabilities and initiate web and electronic commerce applications."

"During the fourth quarter, we recognized the importance of streamlining our product offerings and increasing our focus on Internet-centric product development. In addition, we looked at ways to improve operating efficiencies in the international businesses we acquired during the first three quarters of 1998," continued Mr. Blackwell. "This review culminated in a restructuring plan for 1999 that includes (i) an aggressive consolidation of non-strategic products, both domestically and internationally, and (ii) a centralization of certain financial and operational aspects of our international offices to eliminate redundancies and enhance customer service." The restructuring plan is reflected in a non-cash, one-time charge of $8.8 million.

During the first and second quarter of 1998, the Company accounted for acquired in-process R&D in accordance with established accounting practices and as valued by an independent valuation expert. On
September 15, 1998, several months after the consummation of these acquisitions, the SEC released a new methodology for accounting for acquired in-process R&D. In response to the SEC's recent interpretation of the accounting of acquired in-process R&D, the Company has voluntarily reduced first and second quarter one-time charges by an aggregate $1.96 million.

Information contained in this release is adjusted for a two-for-one stock split effective January 30, 1998.

Datastream Systems, Inc. is the leading* provider of Computerized Maintenance Management Systems (CMMS) and Enterprise Asset Management
(EAM) systems aimed at improving plant efficiency, increasing equipment uptime and reducing costs. The Company has sold over 47,000 system units worldwide, accounting for more than 55 percent of the unit market share* in CMMS/EAM. Headquartered in Greenville, South Carolina,
Datastream has offices in 10 countries and software products in 15 languages. Datastream's customers are located in 129 countries and include over 60 percent of the Fortune 500. For more information, please visit our multilingual Web site at http://www.dstm.com.

* Based on number of system units sold, as reported by Automation
Research Corporation, 1998.


                                  # # #


CONSOLIDATED FINANCIAL DATA ARE ATTACHED

                                                                  Page 3
DATASTREAM SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statement of Operations

                               Three Months Ended           Twelve Months Ended
                                  December 31,                  December 31,
                                1997         1998            1997         1998
                                ----         ----            ----         ----

Software Product             $9,980,112   12,127,878    $31,174,408   38,226,287
Consulting Services           7,559,208   12,664,883     26,437,697   42,621,294
Technical Support             3,332,847    5,029,522     12,156,190   17,707,276
                              ---------    ---------     ----------   ----------
Total Revenues              $20,872,167   29,822,283    $69,768,295   98,554,857

Cost of Software Product        848,464    1,087,284      3,132,996    3,679,607
Cost of Consulting Services   4,180,200    7,064,271     15,160,409   22,401,797
Cost of Technical Support       925,758    1,430,826      3,837,565    4,730,756
Software Write-off                    -    3,345,600              -    3,943,544
                              ---------    ---------      ---------    ---------
Cost of Sales                 5,954,422   12,927,981     22,130,970   34,755,704

Gross Profit                 14,917,745   16,894,302     47,637,325   63,799,153

Operating Expenses:
Sales & Marketing             5,045,114    7,030,334     18,616,981   25,397,349
Research & Development        1,313,669    2,835,604      4,364,234    8,174,226
General & Administration      2,564,654    3,349,655      8,094,762    9,688,883
Write-off in process R&D,
 Restructuring and
 other charges                        -    5,469,281              -    9,990,256
                              ---------    ---------      ---------    ---------
Operating Expenses            8,923,437   18,684,874     31,075,977   53,250,714

Operating Income              5,994,308   (1,790,572)    16,561,348   10,548,439
Other Income, Net               248,104       30,731        986,861      536,264
                                -------       ------        -------      -------
Income Before Provision
 for Income Taxes             6,242,412   (1,759,841)    17,548,209   11,084,703
Provision for Income Taxes    2,359,500     (663,460)     6,110,312    6,384,198
                              ---------     --------      ---------    ---------
Net Income                   $3,882,912   (1,096,381)   $11,437,897    4,700,504

Diluted net income per share  $     .19         (.05)   $       .59          .23

Diluted weighted average
 common shares outstanding   20,028,000   19,987,000     19,246,000   20,279,000
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Net Income before one-time
 charges                     $3,882,912    4,395,290    $11,437,897   15,311,094
Diluted net income per share
 before one-time charges      $     .19          .22    $       .59          .76

                                                                  Page 4
DATASTREAM SYSTEMS, INC. AND SUBSIDIARIES

Balance Sheet


ASSETS

                                              December 31,   December 31,
                                                   1997          1998
                                                   ----          ----

Cash and Cash Equivalents                     $ 2,409,387      6,739,209
Accounts Receivable, Net                       21,968,539     32,440,963
Investments, Current                            9,735,585      2,574,898
Other Current Assets                            4,670,756      9,058,238
                                                ---------      ---------
Total Current Assets                           38,784,267     50,813,308

Investments, Non-current                        6,637,286      2,034,744
Net Property and Equipment                     10,166,101     12,535,165
Goodwill                                        6,545,747     18,272,157
Capitalized Software Development Costs, Net     2,963,842      3,134,779
                                                ---------      ---------
Total Assets                                  $65,097,243     86,790,153


                     LIABILITIES AND STOCKHOLDERS EQUITY

                                               December 31,   December 31,
                                                   1997          1998
                                                   ----          ----

Total Current Liabilities                     $16,494,448     24,597,377
Long Term Debt, less Current Portion              603,098        317,951
Deferred Income Taxes                             892,000      1,268,400
Total Stockholders' Equity                     47,107,697     60,606,425
                                               ----------     ----------
Total Liabilities and Stockholders' Equity    $65,097,243     86,790,153


This news release contains forward-looking statements which involve a number of risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. Potential risks and uncertainties include, but are not limited to, those described in the Company's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission for the quarter ended September 30, 1998. With respect to such forward-looking statements, Datastream seeks the protections afforded by the Private Securities Litigation Reform Act of 1995.

Datastream is a trademark of Datastream Systems, Inc. All other products or company names mentioned are used for identification purposes only and may be trademarks of their respective owners.

                         DATASTREAM SYSTEMS, INC.
          50 Datastream Plaza       Greenville, South Carolina 29605
             1-864-422-5001            Fax 1-864-422-5000